Exhibit 4.1

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

ISSUER

THE BANK OF NEW YORK

TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 7, 2008

3.00% CONVERTIBLE SENIOR NOTES DUE 2013

TABLE OF CONTENTS

		PAGE
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.	Definitions.	1
SECTION 1.02.	Acts of Holders of Notes.	12
SECTION 1.03.	Notices, Etc. to the Trustee and Company.	13
SECTION 1.04.	Effect of Headings and Table of Contents.	13

ARTICLE 2
NOTE FORMS

SECTION 2.01.	Form Generally.	13
SECTION 2.02.	Form of Note.	14
SECTION 2.03	Form of Notice of Conversion.	23
SECTION 2.04.	Form of Assignment.	24

ARTICLE 3
THE NOTES

SECTION 3.01.	Title And Terms.	25
SECTION 3.02.	Denominations. The Notes shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof.	25
SECTION 3.03.	Global Notes; Non-Global Notes; Book-entry Provisions.	25
SECTION 3.04.	Persons Deemed Owners.	27

ARTICLE 4
SATISFACTION AND DISCHARGE

SECTION 4.01.	Satisfaction And Discharge Of Indenture.	28

ARTICLE 5
REMEDIES

SECTION 5.01.	Events Of Default.	28
SECTION 5.02.	Acceleration Of Maturity; Rescission And Annulment.	29
SECTION 5.03.	Unconditional Right Of Holders To Receive Principal And Interest And To Convert.	31
SECTION 5.04.	Waiver Of Past Defaults.	32

i

ARTICLE 6
[RESERVED]

ARTICLE 7
[RESERVED]

ARTICLE 8
SUPPLEMENTAL INDENTURES

SECTION 8.01.	Supplemental Indentures Without Consent Of Holders Of Notes.	32
SECTION 8.02.	Supplemental Indentures With Consent Of Holders Of Notes.	33
SECTION 8.03.	Notice Of Supplemental Indentures.	35

ARTICLE 9
HOLDERS LISTS AND BY TRUSTEE AND COMPANY

SECTION 9.01.	Preservation Of Information.	35
SECTION 9.02.	Reports By Company.	35

ARTICLE 10
COVENANTS

SECTION 10.01.	Payment Of Principal And Interest.	36
SECTION 10.02.	Maintenance Of Offices Or Agencies.	36
SECTION 10.03.	Existence.	37
SECTION 10.04.	Statement By Officers As To Default.	37

ARTICLE 11
[RESERVED]

ARTICLE 12
CONVERSION OF NOTES

SECTION 12.01.	Conversion Privilege And Conversion Rate.	38
SECTION 12.02.	Exercise Of Conversion Privilege.	42
SECTION 12.03.	Fractions Of Shares.	46
SECTION 12.04.	Adjustment Of Conversion Rate.	46
SECTION 12.05.	Notice Of Adjustments Of Conversion Rate.	56
SECTION 12.06.	Company To Reserve Common Stock.	57
SECTION 12.07.	Taxes On Conversions.	57
SECTION 12.08.	Certain Covenants.	57
SECTION 12.09.	Cancellation Of Converted Notes.	58

ii

SECTION 12.10.	Provision In Case Of Effect Of Reclassification, Consolidation, Merger Or Sale.	58
SECTION 12.11.	Responsibility Of Trustee For Conversion Provisions.	59

ARTICLE 13
DISCHARGE

SECTION 13.01.	Discharge of Liability on Notes.	59
SECTION 13.02.	Reinstatement.	60
SECTION 13.03.	Officers’ Certificate; Opinion of Counsel.	61

ARTICLE 14
REPURCHASE OF NOTES

SECTION 14.01.	Right To Require Repurchase Upon A Fundamental Change.	61

iii

FIRST SUPPLEMENTAL INDENTURE, dated as of March 7, 2008 (the “First Supplemental Indenture”), between CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004 (herein called the “Company”), and The Bank of New York, a New York banking corporation, as Trustee hereunder (herein called the “Trustee”).

The Company and the Trustee have heretofore executed and delivered the Indenture (the “Original Indenture”), dated as of March 7, 2008. Section 2.03 of the Original Indenture provides that by means of a supplemental indenture, the Company may establish one or more series of its debt securities, including the form, terms and provisions thereof.

The consent of holders of the Notes to the execution and delivery of this First Supplemental Indenture is not required, and all other actions required to be taken under the Original Indenture with respect to this First Supplemental Indenture have been taken.

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 3.00% Convertible Senior Notes due 2013 (herein called the “Notes”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this First Supplemental Indenture.

All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock (as herein defined), if any, issuable upon the conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holder(s) (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions and General Provisions.

This First Supplemental Indenture shall constitute an integral part of the Original Indenture.

Articles III and VIII and Sections 4.02, 6.01, 6.02, 6.04, 9.01, 9.02, and 12.04 of the Original Indenture shall not apply to the Notes.

For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Original Indenture;

(b) terms defined both herein and in the Original Indenture shall have the meanings assigned to them herein;

(c) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include, as the context requires, the plural as well as the singular;

(d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(e) all other terms used in this First Supplemental Indenture, which are defined in the TIA or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the TIA and in the Securities Act as in force at the date of the execution of this First Supplemental Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder of a Note, means any request, demand, authorization, direction, notice, consent, waiver or other action given or taken by Holders pursuant to Section 11.07 and in accordance with Article XI of the Original Indenture.

“Additional Shares” has the meaning specified in Section 12.01.

“Adjustment Determination Date” has the meaning specified in Section 12.04.

“Adjustment Event” has the meaning specified in Section 12.04.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC or any successor Depository, in each case to the extent applicable to such transaction and as in effect from time to time.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, and for any partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Cash Percentage” has the meaning specified in Section 12.02(a)(ii).

“Code” means Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company authorized at the date of this First Supplemental Indenture as originally executed or as such stock may be constituted from time to time. Except as otherwise provided in Section 12.10, shares issuable upon conversion of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that, except as otherwise provided in Section 12.10, if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Continuing Director” means a director who either was a member of the Board of Directors on March 3, 2008 or who becomes a director of the Company subsequent to such date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the continuing directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Conversion Agent” means any Person authorized by the Company to convert Notes in accordance with Article 12. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 10.02.

“Conversion Date” has the meaning specified in Section 12.02.

“Conversion Obligation” has the meaning specified in Section 12.01.

“Conversion Price” means in respect of each Note, at any time, the amount equal to $1,000 divided by the then current Conversion Rate.

“Conversion Rate” has the meaning specified in Section 12.01.

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this First Supplemental Indenture shall be principally administered (which at the date of this First Supplemental Indenture is located at The Bank of New York, One Canada Square, London E14 5AL, Attn: Corporate Trust Administration).

“corporation” means a corporation, company, association, joint-stock company or business trust.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the applicable Observation Period, one-twentieth (1/20) of the product of (a) the applicable Conversion Rate on such Trading Day and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 12.10) on such Trading Day, as determined by the Company. Any such determination by the Company shall be conclusive absent manifest error.

“Daily Settlement Amount” means, for each of the 20 Trading Days during the applicable Observation Period, an amount consisting of:

(a) cash equal to the lesser of (i) $50 and (ii) the Daily Conversion Value on such Trading Day (such cash amount, the “principal return”); and

(b) to the extent the Daily Conversion Value on such Trading Day exceeds $50 (such excess, the “daily excess”), either of the following at the Company’s election: (i) a number of shares of Common Stock (the “maximum deliverable shares”) equal to (A) the daily excess, divided by (B) the Daily VWAP of the Common Stock for such Trading Day, subject to adjustment pursuant to Section 12.04(m), (ii) cash equal to the daily excess or (iii) any combination, as determined by the Company, of shares of Common Stock, subject to adjustment pursuant to Section 12.04(m), and cash in an amount equal to such daily excess.

“Daily VWAP” means for each of the 20 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CEDC.UQ <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the principal trading market for the Common Stock on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted method, by a nationally recognized independent investment banking firm retained for such purpose by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

“DTC” means The Depository Trust Company, a New York corporation, or any successor.

“Effective Date” has the meaning specified in Section 12.01.

“Event of Default” has the meaning specified in Section 5.01.

“Ex-Date” means, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date upon which a sale of the Common Stock the regular way on the relevant exchange or in the relevant market does not automatically transfer the right to receive such issuance or distribution.

“Extension Fee” has the meaning specified in Section 5.02.

“Extension Right” has the meaning specified in Section 5.02.

“First Supplemental Indenture” has the meaning specified in the first paragraph of this instrument.

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries or its or their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(ii) consummation of (A) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination or a change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Company’s common equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;

(iii) Continuing Directors cease to constitute at least a majority of the Board of Directors;

(iv) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(v) the Company’s Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed or quoted on a national securities exchange in the United States, except as a result of a merger to which the Company is a party or a tender offer or exchange offer for the Common Stock or other common stock into which the Notes are then convertible;

provided, however, that a Fundamental Change as a result of clause (ii) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by the Company’s common shareholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and, as a result of such transactions or transactions, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares and amounts the Company is required or permitted to pay in cash pursuant to Section 12.02 herein.

“Fundamental Change Purchase Date” has the meaning specified in Section 14.01.

“Fundamental Change Purchase Notice” has the meaning specified in Section 14.01.

“Fundamental Change Purchase Price” has the meaning specified in Section 14.01.

“Fundamental Change Purchase Right Notice” has the meaning specified in Section 14.01.

“Global Note” means a Note in global form that is registered with the Registrar in the name of a Depositary or a nominee thereof.

“Holder” means the Person in whose name the Note is registered in the Registrar’s books.

“Initial Notes” means the first $310,000,000 aggregate principal amount of the Notes issued under this First Supplemental Indenture on the date hereof.

“Interest Payment Date” means March 15 and September 15 of each year beginning September 15, 2008.

“Issue Date” means March 7, 2008.

“Last Reported Sale Price” means, on any date, the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as described in the definition thereof (determined after giving effect to any exceptions or exclusions to such definition, including, without limitation, the last paragraph thereof, but without regard to the proviso in clause (ii) of such definition).

“Market Disruption Event” means the occurrence of (i) a failure by the primary United States national securities or regional exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for Common Stock for an aggregate one-half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity,” when used with respect to any Notes, means the date on which the principal of such Notes becomes due and payable as therein or herein provided, whether on the Maturity Date or by declaration of acceleration, exercise of the repurchase right set forth in Article 14 or otherwise.

“Maturity Date,” means, with respect to the Notes, March 15, 2013.

“Measurement Period” has the meaning specified in Section 12.01.

“Merger Event” has the meaning specified in Section 12.10.

“Non-Global Note” has the meaning specified in Section 3.03(b).

“Notes” has the meaning ascribed to it in the first paragraph herein under the caption “Recitals of the Company.” Unless the context otherwise requires, all references to the Notes shall include the Initial Notes.

“Notice of Conversion” has the meaning specified in Section 12.02.

“Observation Period” means, with respect to any Note to be converted:

(i) in the event the Conversion Date of such conversion is prior to December 15, 2012, the 20 consecutive Trading Day period beginning on and including the third Trading Day after such Conversion Date; and

(ii) in the event the Conversion Date of such conversion is on or after December 15, 2012, the 20 consecutive Trading Days beginning on and including the 23rd Scheduled Trading Day immediately preceding the Maturity Date.

“Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board or the Chief Executive Officer, the President or any Vice President and by (ii) the Chief Financial Officer, Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary and delivered to the Trustee. One of the Officers signing an Officers’ Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

“Original Indenture” has the meaning specified in the second paragraph hereof.

“Outstanding,” when used with respect to the Notes, means, as of the time of determination, all Notes theretofore authenticated and delivered under this First Supplemental Indenture, except:

(i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company or an Affiliate of the Company (if the Company or such Affiliate shall act as the Paying Agent) for the Holders of such Notes in accordance with the terms hereof and with the Original Indenture;

(iii) Notes which have been replaced pursuant to Section 2.09 of the Original Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this First Supplemental Indenture; and

(iv) Notes converted into Common Stock pursuant to Article 12;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officers’ Certificate to such effect.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company or an Affiliate of the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.02.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Place of Conversion” has the meaning specified in Section 3.01.

“Place of Payment” has the meaning specified in Section 3.01.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 of the Original Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Press Release” means any press release issued by the Company and disseminated to Reuters Business News Services and Bloomberg News Services or any other U.S. national newswire service.

“Prospectus Supplement” means the final prospectus supplement, dated March 3, 2008, filed with the SEC on March 4, 2008 in connection with the offering of the Notes.

“Publicly Traded Securities” means, in respect of a transaction described in clause (ii) of the definition of Fundamental Change, shares of common stock traded on a United States national securities exchange or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change.

“Record Date” means any Regular Record Date or Special Record Date.

“Record Date Period” means the period from the close of business of any Regular Record Date to 9:00 a.m., New York City time, on the next succeeding Interest Payment Date.

“Reference Property” has the meaning specified in Section 12.10.

“Regular Record Date” for interest payable in respect of any Note on any Interest Payment Date means the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, with respect to any Person, a “subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act) of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Spin-Off” has the meaning specified in Section 12.04.

“Stock Price” means, with respect to a Make-Whole Fundamental Change, (i) if holders of Common Stock receive only cash in such Make-Whole Fundamental Change, the cash amount paid per share of Common Stock and (ii)

in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.

“Successor Note” of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 of the Original Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Trading Day” means a day during which (i) trading in securities generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided, however, that if the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day; provided further, that, solely for purposes of determining the consideration due upon a conversion of Notes, “Trading Day” means a day on which (A) there is no Market Disruption Event and (B) trading in securities generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded (except that if the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, then, solely for purposes determining the consideration due upon a conversion of Notes, “Trading Day” means a Business Day).

“Trading Price” with respect to any Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of such Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used.

“Trading Price Condition” has the meaning specified in Section 12.01.

“Trigger Event” has the meaning specified in Section 12.04.

“Valuation Period” has the meaning specified in Section 12.04.

SECTION 1.02. Acts of Holders of Notes.

(a) Subject to Article 5 of this First Supplemental Indenture and Articles VI and IX of the Original Indenture, upon actual receipt by the Trustee from any Holder of (i) any notice of Default or breach referred to in Section 5.01(d), if such Default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in Section 5.02, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 6.05 of the Original Indenture, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (ii) and (iii), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the 10th calendar day (or, if such day is not a Business Day, the first Business Day thereafter) following the calendar day on which the Trustee receives such declaration or direction, and, with respect to clause (i), the Trustee may set any calendar day as a record date for the purpose of determining the Holders entitled to join in such notice of Default. Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (ii) or (iii), and promptly after setting any record date with respect to clause (i), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Notes on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the 90th calendar day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be canceled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-calendar day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. For the avoidance of doubt, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amount of Notes on the date such notice, declaration or direction is so given.

SECTION 1.03. Notices, Etc. to the Trustee and Company.

Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Notes or other document provided or permitted by this First Supplemental Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder of Notes or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with a Trust Officer of the Trustee and received at its Corporate Trust Office; or

(b) the Company by the Trustee or by any Holder of Notes shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004, Attention: Corporate Secretary, or at any other address previously furnished in writing to the Trustee by the Company; provided, however, that in either case such request, demand, authorization, direction, notice, consent, election, waiver or other Act is actually received by the Company at such address.

SECTION 1.04. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

ARTICLE 2

NOTE FORMS

SECTION 2.01. Form Generally.

The Notes shall be in substantially the form set forth in this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this First Supplemental Indenture or the Original Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Code, and regulations thereunder, or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. The Company shall furnish any such legends and endorsements to the Trustee in writing. All Notes shall be in fully registered form. Notwithstanding anything herein or in the Original Indenture to the contrary, no Note shall be issued in the form of a Bearer Security.

Notices of Conversion shall be in substantially the form set forth in Section 2.03.

The Notes shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Notes may be listed) on which the Notes may be listed for trading, as the case may be, all as determined by the officers executing such Notes, as evidenced by their execution thereof.

SECTION 2.02. Form of Note.

[FORM OF FACE OF NOTE]

The following legend shall appear on the face of each Global Note:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

3.00% Convertible Senior Notes due 2013

No.	$

CUSIP No.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      United States Dollars (U.S. $            ) [if this Note is a Global Note, then insert — (which principal amount may from time to time be decreased to such other principal amounts by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on March 15, 2013, and to pay interest thereon, from March 7, 2008, or from the most recent date as of which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year (each, an “Interest Payment Date”), commencing September 15, 2008, at the rate of 3.00% per annum, until the principal hereof is due, and at the same rate on any overdue principal and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be listed for trading, and upon such notice as may be required by such exchange, all as provided in the Indenture. Payments of principal shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Notes in excess of U.S. $5.0 million and only if such Holder shall have furnished wire instructions in writing to the

Trustee no later than the relevant record date). Payment of interest on this Note may be made on an Interest Payment Date by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Registrar’s book, or, upon written application by the Holder to the Registrar setting forth wire instructions not later than the relevant record date, by wire transfer to a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Notes in excess of U.S. $5.0 million and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than the relevant record date). Each such wire instruction so duly delivered shall remain in effect until the Holder notifies, in writing, the Trustee to the contrary.

Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder Of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

3.00% Convertible Senior Notes due 2013

This note is one of a duly authorized issue of notes of the Company designated as its “3.00% Convertible Senior Notes due 2013” (herein called the “Notes”) issued and to be issued under an Original Indenture and First Supplemental Indenture, each dated as of March 7, 2008, between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture; and the Original Indenture and First Supplemental Indenture are collectively referred to herein as the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the office of the Registrar. The Registrar upon such surrender by the Holder shall issue the new Notes in the requested denominations.

No sinking fund is provided for the Notes, and the Notes are not subject to redemption at the option of the Company.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes which, pursuant to Section 8.02 of the First Supplemental Indenture, cannot be made without the consent of each Holder of an outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued and unpaid interest on, this Note, at the place, at the respective times, at the rate and in the lawful money herein prescribed.

Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price payable in cash equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Purchase Date (unless the Fundamental Change Purchase Date with respect to a Note falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay, on such Interest Payment Date, the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record of such Note at the close of business on such Regular Record Date, and the Holder that submits such Note for repurchase shall not be entitled to such accrued and unpaid interest unless such Holder was the Holder of record at the close of business on such Regular Record Date). The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof after the occurrence of any Fundamental Change, but on or before the 30th calendar day following such occurrence.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, on and after December 15, 2012 but prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, or prior to the close of business on the Business Day immediately preceding December 15, 2012 upon the occurrence of certain conditions specified in the Indenture, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, into cash and at the election of the Company, and, if applicable, cash or shares of Common Stock or Reference Property, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Notice of Conversion, a form of which is contained under Section 2.03 of the First Supplemental Indenture, as provided in the Indenture and this Note, to the office or agency of the Company maintained for that purpose, and, unless the shares of Common Stock or Reference Property, as the case may be, issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate shall be 14.7113 shares of Common Stock for each $1,000 principal amount of Notes. No fractional shares of Common Stock or Reference Property, as the case may be, shall be issued upon any conversion, but an adjustment in cash shall be paid to the

Holder, as provided in the Indenture, in respect of any fraction of such share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any such shares issued upon conversion of such Notes except as provided in the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of, or accrued and unpaid interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform gift to Minors Act).

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: Central European Distribution Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Central European Distribution Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, it or                      an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased, plus interest accrued to, but excluding, the Fundamental Change Purchase Date, as provided in the Indenture.

Dated:

Signature(s)

By:
Authorized Signatory
Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):

SECTION 2.03 Form of Notice of Conversion.

NOTICE OF CONVERSION

The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into cash and, if applicable, shares of Common Stock or Reference Property in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Notes are to be registered in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:
Signature(s)

Signature(s) guaranteed by:

Dated:
Signature(s)

If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any

If only a portion of the Notes is to be converted, please indicate:

1.	Principal amount to be converted: U.S. $

2.	Principal amount and denomination of Notes representing unconverted principal amount to be issued:

Amount: U.S. $                     Denominations: U.S. $

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)

SECTION 2.04. Form of Assignment.

ASSIGNMENT

For value received,                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert Social Security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:	Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

ARTICLE 3

THE NOTES

SECTION 3.01. Title and Terms.

The Notes shall be known and designated as the “3.00% Convertible Senior Notes due 2013” of the Company. Their Maturity Date shall be March 15, 2013, and they shall bear interest on their principal amount from March 7, 2008, payable semi-annually in arrears on March 15 and September 15 in each year, commencing September 15, 2008, at the rate of 3.00% per annum until the principal thereof is due; provided, however, that principal and interest payments shall only be made on a Business Day as provided in Section 10.01(b) hereto, respectively.

The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

The principal of and interest on the Notes shall be payable as provided in the form of Notes set forth in Section 2.02. The Fundamental Change Purchase Price shall be payable at such place as is identified in the Fundamental Change Purchase Right Notice given pursuant to Section 14.01(b) (such city in which the identified Paying Agent is located being herein called a “Place of Payment”).

The Notes shall be senior unsecured obligations of the Company and shall rank pari passu with all of the Company’s other senior unsecured obligations.

The Notes may not be redeemed at the option of the Company prior to Maturity.

The Notes shall be convertible as provided in Article 12 (any city in which any Conversion Agent is located being herein called a “Place of Conversion”).

The Notes shall be subject to repurchase by the Company at the option of the Holders as provided in Article 14.

SECTION 3.02. Denominations. The Notes shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof.

SECTION 3.03. Global Notes; Non-Global Notes; Book-entry Provisions.

(a) Global Notes.

(i) Each Global Note authenticated under this First Supplemental Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this First Supplemental Indenture. The Company hereby appoints DTC as the Depositary.

(ii) Except for exchanges of Global Notes for definitive, Non-Global Notes at the sole discretion of the Company, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so, and, in the cause of either clause (i) or (ii), a successor Depositary for such Global Note is not appointed by the Company within 90 calendar days after the Company receives such notice or becomes aware of such ineligibility; or (B) the Company, at its option, notifies the Trustee that the Company elects to cause the issuance of Notes in certificated form, subject to the Depository’s procedures. In the case of an event described in clause (A) or (B), the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate directing the authentication and delivery of Notes, shall authenticate and deliver, Notes, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Note in exchange for such Global Note; provided, however, that in no event shall any Note be issued in the form of a Bearer Security.

(iii) If any Global Note is to be exchanged for other Notes or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee for exchange or cancellation, as provided in this Article 3. If any Global Note is to be exchanged for other Notes or canceled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, in each case, as provided in Article II of the Original Indenture, then either (A) such Global Note shall be so surrendered for exchange or cancellation, as provided in this Article 3, or (B) the principal amount thereof shall be reduced or increased, as applicable, by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to this Article 3, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the

Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose name the Notes are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 3 if such order, direction or request is given or made in accordance with the Applicable Procedures.

(iv) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article 3 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof, in which case such Note shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

(v) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this First Supplemental Indenture, the Original Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Note shall not be considered the owners or Holders thereof.

(b) Non-Global Notes. Notes issued upon the events described in Section 3.03(a)(ii) (“Non-Global Notes”) shall be in definitive, fully registered form, without interest coupons.

SECTION 3.04. Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2.13 of the Original Indenture) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.

ARTICLE 4

SATISFACTION AND DISCHARGE

SECTION 4.01. Satisfaction and Discharge of Indenture.

Article VIII of the Original Indenture shall not be applicable to the Notes.

ARTICLE 5

REMEDIES

SECTION 5.01. Events of Default.

Sections 6.01 and 6.02 of the Original Indenture shall not be applicable to the Notes.

“Event of Default,” wherever used herein, means any one of the following events with respect to the Notes (whatever the reason for such Event of Default or whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in any payment of interest, including any Extension Fee, on any Note when due and payable and the default continues for a period of 30 calendar days; or

(b) a default in the payment of principal of any Note when due and payable at Maturity, upon required repurchase, declaration or otherwise; or

(c) a failure by the Company to comply with its obligation to convert the Notes, in accordance with the terms hereof, upon exercise of a Holder’s conversion right and that failure continues for a period of five days; or

(d) a failure by the Company to issue a Fundamental Change Purchase Right Notice in accordance with Section 14.01 or comply with its notice requirements under Sections 12.01(b)-(d) when due; or

(e) a failure by the Company to comply with its obligations under Section 5.01 of the Original Indenture; or

(f) failure by the Company for 60 calendar days after written notice of such Default from the Trustee or the Holders of at least 25% principal amount of the Outstanding Notes has been received by the Company to comply with any of its other agreements (other than a covenant or warranty Default in whose performance or whose breach is elsewhere in this Section specifically provided for) contained in the Notes (or in the Original Indenture and applicable to the Notes) or in this First Supplemental Indenture; or

(g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $40 million in the aggregate of the Company and/or any Subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, either (i) resulting in such indebtedness becoming or being declared due and payable, or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, in each case if such default is not cured or waived within 30 calendar days; or

(h) a final judgment for the payment of $40 million or more (excluding any amounts covered by insurance) rendered against the Company or any of its Significant Subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(i) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary, as the case may be, or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary, as the case may be, or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive calendar days.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment.

Section 6.04 of the Original Indenture shall not be applicable to the Notes.

If an Event of Default (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company, but including an Event of Default specified in Section 5.01(i) or Section 5.01(j) solely with respect to a

Significant Subsidiary of the Company) occurs and is continuing, then in every such case (except as provided in the immediately following paragraph) the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may (and the Trustee upon request of such Holders shall) declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company (but excluding an Event of Default specified in Section 5.01(i) or Section 5.01(j) solely with respect to a Significant Subsidiary of the Company) occurs, the principal of, and accrued interest on, all of the Notes shall become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 5.01(f) relating to the failure by the Company to comply with its obligations under Section 9.02(a) and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the TIA, shall for the first 90 calendar days after the occurrence of such an Event of Default consist exclusively of the right (the “Extension Right”) to receive an extension fee on the Notes in an amount equal to 0.25% of the principal amount of the Notes then Outstanding (the “Extension Fee”). If the Company so elects, the Extension Fee shall be payable on all Outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the obligations under Section 9.02(a) or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs (the “Extension Fee Payment Date”). Such Extension Fee shall be payable to the each Holder of record immediately prior to the close of business on such Extension Fee Payment Date. If such Event of Default has not been cured or waived pursuant to Section 5.04 prior to the 91st calendar day after the occurrence of such an Event of Default, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may (and the Trustee upon request of such Holders shall) thereafter declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately. If the Company elects to pay the Extension Fee as the sole remedy for such an Event of Default, the Company shall notify, in the manner provided for in Section 12.02 of the Original Indenture, the Holders and the Trustee of such election at any time on or before the close of business on the date on which such Event of Default first occurs, and the Company shall pay the Extension Fee on the Extension Fee Payment Date. If an Extension Fee is payable under this Section 5.02, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Extension Fee that is payable and (ii) the date on which such Extension Fee is payable. Unless and until a Trust Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that the Extension Fee is not payable. If the Extension Fee has been paid by the Company directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

This Section 5.02, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant to the Original Indenture. If (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this First Supplemental Indenture with respect to such Notes, other than the nonpayment of principal of and accrued and unpaid interest on such Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.04, then and in every such case the holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this First Supplemental Indenture and the Original Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Trustee in writing, within 30 days after the occurrence thereof, of any Event of Default by delivering to the Trustee a statement specifying such Event of Default and any action the Company has taken, is taking or proposes to take with respect thereto. No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.

SECTION 5.03. Unconditional Right of Holders to Receive Principal and Interest and to Convert.

Notwithstanding any other provision in this First Supplemental Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 2.13 of the Original Indenture) interest on such Note on the Maturity Date, and to convert such Note in accordance with Article 12, and (subject to Section 6.06 of the Original Indenture) to institute suit for the enforcement of any such payment or of any right to convert.

SECTION 5.04. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all of the Notes waive any past Default hereunder and its consequences, except a Default (A) in the payment of the principal of or interest on any Note, or (B) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this First Supplemental Indenture and the Original Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

ARTICLE 6

REDEMPTION

SECTION 6.01. Redemption at the Option of the Company.

Article III of the Original Indenture shall not be applicable to the Notes.

ARTICLE 7

[RESERVED]

ARTICLE 8

SUPPLEMENTAL INDENTURES

SECTION 8.01. Supplemental Indentures Without Consent of Holders of Notes.

Section 9.01 of the Original Indenture shall not be applicable to the Notes.

Without the consent of any Holders of Notes, the Company, when authorized by a Board Resolution, and the Trustee, upon receipt of a Company Request, at any time and from time to time, may enter into one or more indentures supplemental hereto or to the Original Indenture for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency; or

(b) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under, and as permitted by, Section 5.01 of the Original Indenture; or

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; or

(d) to add guarantees with respect to the Notes; or

(e) to secure the Notes; or

(f) to add to the covenants of the Company or Events of Default for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Company; or

(g) to make any changes or modifications to this First Supplemental Indenture or the Original Indenture, provided that such action pursuant to this clause (g) shall not adversely affect the interests of the Holders of Notes in any material respect; provided further that any such action to conform the terms of this First Supplemental Indenture to the section entitled “Description of notes” contained in the Prospectus Supplement shall not be deemed to be adverse to any Holder of Notes; or

(h) to eliminate the Company’s option to elect to pay cash to Holders of Notes surrendered for conversion in lieu of all or a portion of the Common Stock otherwise deliverable upon conversion of Notes pursuant to Section 12.02; or

(i) to comply with the requirements of the TIA or the rules and regulations of the SEC thereunder in order to effect or maintain the qualification of the Original Indenture and this First Supplemental Indenture under the TIA, as contemplated by this First Supplemental Indenture or otherwise; or

(j) to conform the terms of this First Supplemental Indenture to the section entitled “Description of notes” contained in the Prospectus Supplement.

Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 9.06 of the Original Indenture, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this First Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

SECTION 8.02. Supplemental Indentures with Consent of Holders of Notes.

Section 9.02 of the Original Indenture shall not be applicable to the Notes.

With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by the Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or to the Original Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this First Supplemental Indenture or the Original Indenture or of modifying in any manner the rights of the Holders of Notes under this First Supplemental Indenture or the Original Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) reduce the percentage in aggregate principal amount of Notes the Holders of which must consent to an amendment; or

(b) reduce the rate of or extend the stated time for payment of interest on any Note, or reduce the amount or extend the stated time for payment of the Extension Fee; or

(c) reduce the principal, or extend the Maturity Date, of any Note; or

(d) make any change that adversely affects the conversion rights of any Notes (other than amendments specifically required to be made under Section 12.10 and amendments described in Section 8.01(h) above); or

(e) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligations to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(f) make any Note payable in money other than that stated in the Note; or

(g) reduce the principal amount of, or interest or any Extension Fee on any Note; or

(h) change the place, manner or currency of payment of principal of, or interest or any Extension Fee on, any Note; or

(i) change the stated maturity of the principal of, or the payment date of any installment of interest or Extension Fee on, any Note; or

(j) impair the right of any Holder of any Note to institute suit for the enforcement of any payment on or with respect to such Holder’s Note; or

(k) make any change in the provisions of this Article 8 that require each Holder’s consent or in the waiver provisions in Section 5.02 and Section 5.04 (except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder).

It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.03. Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.02, the Company shall give notice to all Holders of Notes of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 12.02 of the Original Indenture. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 9

HOLDERS LISTS AND BY TRUSTEE AND COMPANY

SECTION 9.01. Preservation of Information.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 2.07 of the Original Indenture and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list, if any, furnished to it as provided in Section 2.07 of the Original Indenture upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this First Supplemental Indenture or under the Notes, and the corresponding rights, and duties of the Trustee, shall be as provided by the TIA.

(c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant hereto, to the Original Indenture or to the TIA.

SECTION 9.02. Reports by Company.

(a) The Company shall deliver to the Trustee, within 15 days after it files the same with the SEC, copies of such reports, information and documents (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC and the

Company shall not be required to deliver to the Trustee any letters delivered to the SEC in response to any comments the SEC may have on any such reports, information or documents; provided further, each such report, information or document will be deemed to be so delivered to the Trustee if the Company files such report, information or document with the SEC through the SEC’s EDGAR database. The Company also shall comply with the other provisions of TIA Section 314(a).

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder or under the Original Indenture (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

(c) Section 4.02 of the Original Indenture shall not apply to the Notes.

ARTICLE 10

COVENANTS

SECTION 10.01. Payment of Principal and Interest.

(a) The Company covenants and agrees that it shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this First Supplemental Indenture. The Company shall deposit or cause to be deposited with the Trustee or its nominee, no later than 10:00 a.m., London, England time, on the Maturity Date of the Notes or no later than 10:00 a.m., London, England time, on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Maturity Date or due date, as the case may be.

(b) If any Interest Payment Date (other than the Interest Payment Date occurring on March 15, 2013 or on any earlier Fundamental Change Purchase Date) falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. If March 15, 2013 or such earlier Fundamental Change Purchase Date would fall on a day that is not a Business Day, the required payment of interest, if any, and principal, will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after March 15, 2013 or such earlier Fundamental Change Purchase Date to such next succeeding Business Day.

SECTION 10.02. Maintenance of Offices or Agencies.

The Company shall maintain in an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and this First Supplemental Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Notes have been delivered to the Trustee for cancellation, or monies sufficient to pay the principal of and interest on the Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 2.06 or 8.02 of the Original Indenture, the Company shall maintain an office or agency where Notes may be presented or surrendered for payment and conversion, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this First Supplemental Indenture may be served. The Company shall give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 12.02 of the Original Indenture, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and the Corporate Trust Office of the Trustee as one such office or agency of the Company for each of the aforesaid purposes.

SECTION 10.03. Existence.

Subject to Section 5.01 of the Original Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in, or is no longer material to, the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.04. Statement by Officers as to Default.

Section 12.04 of the Original Indenture shall not be applicable to the Notes.

The Company shall deliver to the Trustee, within 30 calendar days of becoming aware of any Default or any Event of Default under this First Supplemental Indenture, an Officers’ Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section shall be delivered to the Trustee at its Corporate Trust Office.

ARTICLE 11

[RESERVED]

ARTICLE 12

CONVERSION OF NOTES

SECTION 12.01. Conversion Privilege and Conversion Rate.

(a) Subject to the conditions described in clause (i), (ii), and (iii) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Business Day immediately preceding December 15, 2012, initially at a rate (the “Conversion Rate”) (subject to adjustment by the Company as provided in Section 12.04) of 14.7113 shares of Common Stock per $1,000 principal amount of the Note (payable in such consideration as provided in Section 12.02) (the “Conversion Obligation”) under the circumstances and during the periods set forth below. On and after December 15, 2012, regardless of the conditions described in clause (i), (ii) and (iii) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of Notes at the applicable Conversion Rate at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date. Notwithstanding anything herein or in the Original Indenture to the contrary, no Note may be converted except during business hours on a day that is a Business Day.

(i) The Notes shall be convertible prior to the close of business on the Business Day immediately preceding December 15, 2012, during any fiscal quarter (and only during such fiscal quarter) commencing after the fiscal quarter ending June 30, 2008, if the Last Reported Sale Price of the Common Stock for each of at least twenty (20) Trading Days during the period of thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price in effect on each such Trading Day.

(ii) The Notes shall be convertible prior to the close of business on the Business Day immediately preceding December 15, 2012, during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Notes for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Conversion Rate in effect on such Trading Day (the “Trading Price Condition”), determined as set forth below. If a Holder provides the Company with reasonable evidence that the Trading Price of the Notes would be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price at such time, then the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Day on which the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of (a) the applicable Conversion Rate on such Trading Day and (b) the Last Reported Sale Price on such Trading Day (as provided to the Trustee by the Company on each such date). If the Trading Price Condition has been met, the Company shall so notify the Holders of the Notes. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of the Notes on a Trading Day is greater than 98% of the product of the applicable Conversion Rate on such Trading Day and the Last Reported Sale Price on such Trading Day, the Company shall so notify the Holders of the Notes. Notwithstanding the foregoing, if the Trustee cannot, on a date of determination, reasonably obtain at least one bid for $2,000,000 principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes for such date of determination will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such date of determination and the applicable Conversion Rate on such date of determination. Furthermore, if the Company does not, on a date of determination when obligated to do so pursuant to this clause (ii), instruct the Trustee to obtain bids to determine the Trading Price of the Notes, then the Trading Price per $1,000 principal amount of the Notes on such date of determination shall be deemed to be less than 98% of the product of (a) the applicable Conversion Rate of the Notes on such date of determination and (b) the Last Reported Sale Price on such date of determination.

(iii) The Notes shall be convertible prior to the close of business on the Business Day immediately preceding December 15, 2012, as provided in subsections (b), (c) and (d) of this Section.

(b) In the event that the Company elects to:

(i) issue to all or substantially all holders of Common Stock any rights or warrants entitling them, for a period of not more than 60 calendar days after the record date for such issuance, to subscribe for or purchase Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Days period ending on, but excluding, the Trading Day immediately preceding the announcement date of such issuance; or

(ii) distribute to all or substantially all holders of Common Stock, assets or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors in good faith) exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in either case, Holders may surrender the Notes for conversion at any time on and after the date that the Company provides the notice to such Holders referred to in the next sentence until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Date for such distribution or the date the Company announces that such distribution will not take place, even if the Notes are not otherwise convertible at such time. The Company shall notify Holders of any distribution referred to in either clause (i) or clause (ii) above and of the resulting conversion right no later than the 25th Scheduled Trading Day prior to the Ex-Date for such distribution.

(c) If the Company is a party to a consolidation, merger, binding share exchange or transfer or lease of all or substantially all of its properties and assets, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other assets, then the Holders shall have the right to convert Notes at any time from or after the date which is 25 Scheduled Trading Days prior to the date originally announced by the Company as the anticipated effective date of the transaction and until 35 Scheduled Trading Days after the actual effective date of such transaction; provided such transaction does not otherwise constitute a Make-Whole Fundamental Change to which the provisions of subsection (d) of this Section shall apply. The Company shall notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such transaction, but in no event less than 25 Scheduled Trading Days prior to the original anticipated effective date of such transaction. The Board of Directors shall determine the anticipated effective date of such transaction, and such determination shall be conclusive and binding on the Holders.

(d) If the Company is a party to any transaction or event that constitutes a Make-Whole Fundamental Change (regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 14.01 hereof), a Holder may surrender Notes for conversion at any time from and after the 25th Scheduled Trading Day prior to the date originally announced by the Company as the anticipated effective date of such transaction or event and until 35 Trading

Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, until the related Fundamental Change Purchase Date. Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Holder may be entitled to receive Additional Shares of Common Stock, if any, as specified in subsection (e) of this Section. The Company shall notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such Make-Whole Fundamental Change, but in no event less than 25 Scheduled Trading Days prior to the original anticipated effective date of such Make-Whole Fundamental Change. The Board of Directors shall determine the anticipated effective date of such Make-Whole Fundamental Change, and such determination shall be conclusive and binding on the Holders.

(e) Subject to subsection (d) of this Section, if a Holder elects to convert Notes in connection with a Make-Whole Fundamental Change that occurs prior to the Maturity Date, the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. The conversion of Notes converted in connection with a Make-Whole Fundamental Change shall be settled pursuant to Section 12.02(b). For purposes of this Supplemental Indenture, a conversion shall be deemed to be “in connection with” a Make-Whole Fundamental Change if the related Notice of Conversion is received by the Conversion Agent from, and including, 25 Scheduled Trading Days prior to the date initially announced (in accordance with subsection (d) of this Section) by the Company as the anticipated effective date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of an event that would have been a Fundamental Change but for the proviso in clause (ii) of the definition thereof, the 35th Trading Day immediately following the effective date of such Make-Whole Fundamental Change).

(i) The number of Additional Shares shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”), and the Stock Price applicable to such Make-Whole Fundamental Change; provided, however, that if the actual Stock Price is between two Stock Price amounts in such table or the Effective Date is between two Effective Dates in such table, then the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and such two Effective Dates, as applicable, based on a 365-day year, or 366-day year, as applicable; provided further that if (1) the Stock Price is greater than $200.00 per share of Common Stock (subject to adjustment in the same manner as the Stock Prices are adjusted pursuant to clause (ii) below), no Additional Shares shall be added to the Conversion Rate, and (2) the Stock Price is less than $53.31 per share (subject to adjustment in the same manner as the Stock Prices are adjusted pursuant to clause (ii) below), no Additional Shares shall be added to the Conversion Rate. Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 18.7582 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 12.04).

(ii) The Stock Prices set forth in the column headings of, and the number of Additional Shares within, the table in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 12.04 as follows: (A) the adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted; and (B) the adjusted Additional Shares shall equal the Additional Shares applicable immediately prior to such adjustment, multiplied by a fraction, the denominator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Additional Share adjustment and the numerator of which is the Conversion Rate as so adjusted; provided, however, that, in each case, for purposes of calculating the Conversion Rate as so adjusted, any related increase in the Conversion Rate pursuant to this subsection (e) shall be disregarded.

Notwithstanding anything in this Supplemental Indenture or the Original Indenture to the contrary, if a Holder surrenders a Note for conversion in connection with a Make-Whole Fundamental Change that the Company shall have announced, but such Make-Whole Fundamental Change shall not be consummated, then in no event shall such Holder be entitled to any increase in the Conversion Rate pursuant to this Section 12.01(e) on account of such announced Make-Whole Fundamental Change.

SECTION 12.02. Exercise of Conversion Privilege.

(a)(i) Subject to subsection (b) of this Section and to Section 12.04(i), the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion in cash and, if applicable, shares of fully paid Common Stock, by delivering, on the third Business Day immediately following the last Trading Day of the related Observation Period, cash and, if applicable, shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the such Observation Period; provided, however, that the Company shall deliver cash in lieu of fractional shares of Common Stock as provided in Section 12.03. The Daily Settlement Amounts shall be determined by the Company promptly following the last Trading Day of the applicable Observation Period.

(ii) If a Holder tenders a Notice of Conversion with respect to a Note, and the Company elects to pay cash in lieu of delivering all or a portion of the maximum deliverable shares of Common Stock that would otherwise be deliverable upon such conversion, the Company shall notify, in the manner provided for in Section 12.02 of the Original Indenture, such Holder of the percentage of such maximum deliverable shares that will be paid in cash in lieu of shares of Common Stock (the “Cash Percentage”) at any time on or before the close of business on the second Trading Day following the Company’s receipt of such Notice of Conversion. In the event the Company elects to settle all or any portion of the maximum deliverable shares in cash in connection with conversions of Notes with a Conversion Date that is within 25 Scheduled Trading Days prior to the Maturity Date, the Company shall send, on the 25th Scheduled Trading Day prior to the Maturity Date, a single notice for all such conversions to the Trustee with respect to the Cash Percentage that shall apply to such conversions.

(b) Notwithstanding subsection (a) of this Section, in the event a Note is converted in connection with a Make-Whole Fundamental Change and the Conversion Rate applicable to such conversion shall be subject to increase pursuant to Section 12.01(e), the Company shall satisfy its Conversion Obligation with respect to such conversion as follows, subject in each case to the last paragraph of Section 12.01(e) and to Section 12.03 and Section 12.04(i):

(i) If the last Trading Day of the Observation Period applicable to such conversion is prior to the third Scheduled Trading Day preceding the Effective Date of such Make-Whole Fundamental Change, the Company shall satisfy such Conversion Obligation by delivering the cash and, if applicable, shares of Common Stock (based on the Conversion Rate in effect during such Observation Period, without giving effect to any increase in the Conversion Rate pursuant to Section 12.01(e)) on the third Business Day immediately following the last Trading Day of the such Observation Period. As soon as practicable following the Effective Date of such Make-Whole Fundamental Change, the Company shall deliver the additional cash and, if applicable, shares of Common Stock or Reference Property deliverable in lieu of shares of Common Stock, as the case may be, deliverable on account of such increase in the Conversion Rate pursuant to Section 12.01(e), calculated as if the Conversion Rate had been increased in accordance with Section 12.01(e) during such Observation Period (and based upon the related Daily VWAP during such Observation Period), after giving effect to any changes in the conversion right of the Notes pursuant to Section 12.10, if applicable.

(ii) If the last Trading Day of the Observation Period applicable to such conversion is on or following the third Scheduled Trading Day preceding the Effective Date of such Make-Whole Fundamental Change, the Company shall satisfy such Conversion

Obligation by delivering, by the date specified in the immediately following sentence, the cash and, if applicable, shares of Common Stock or Reference Property, as applicable, equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during such Observation Period (based on the Conversion Rate applicable to such conversion after giving effect to the increase to the Conversion Rate pursuant to Section 12.01(e), and after giving effect to any changes in the conversion right of the Notes pursuant to Section 12.10, if applicable). Such delivery shall be made no later than the latest to occur of (1) the Business Day immediately following such Effective Date; and (2) the third Business Day following the last day of such Observation Period.

(c) Before any Holder of a Note shall be entitled to convert the same, such Holder shall (1) in the case such Note is a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as provided in subsection (i) of this Section and, if required, pay all taxes or duties, if any, and (2) in the case such Note is issued in certificated form, (A) duly complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth under Section 2.03 (or a facsimile thereof) (a “Notice of Conversion”) to the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), to the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date as provided in subsection (i) of this Section, and (D) if required, pay all taxes or duties, if any. A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this subsection (c).

No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Purchase Notice with respect to such Notes and has not validly withdrawn such Fundamental Change Purchase Notice with respect to such Notes in accordance with Section 14.01.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of all such Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(d) The Company shall satisfy its Conversion Obligation with respect to a Note surrendered for conversion by paying the cash amount due upon such conversion to such Holder, or such Holder’s nominee or nominees, and by delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, due upon such conversion (together with any cash in lieu of fractional shares).

(e) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of such surrendered Note.

(f) If a Holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the delivery of shares of Common Stock, if any, upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock or any Reference Property to be delivered to a Person other than the Holder. The Company may refuse to deliver the certificates representing the shares of Common Stock or to deliver such Reference Property to a Person other than the Holder until the Company receives a sum sufficient to pay any such tax. Nothing herein shall preclude any tax withholding required by law or regulations.

(g) Except as provided in Section 12.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 12.

(h) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(i) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest (or any Extension Fee) except as set forth below. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note, any Extension Fee the Company has elected to pay and accrued and unpaid interest to, but not including, the Conversion Date. As a result, any such Extension Fee and any such accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the first sentence of this subsection (i), if a Note is converted after 5:00 p.m., New York City time, on a Regular Record Date, the Holder of such Note as of 5:00 p.m., New York City time, on such Regular Record Date shall receive the interest payable on such Note on the corresponding Interest Payment Date, notwithstanding such conversion. A Note that is surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that is payable, on such Interest Payment Date, on such Note; provided, however, that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Maturity Date; (ii) if the Company has specified a Fundamental Change Purchase Date that is after such Regular Record Date and on or prior to such Interest Payment Date; or (iii) to the extent of any overdue interest, if any, existing at the time of such conversion. Except as described above, no payment or adjustment shall be made for accrued interest on converted Notes.

SECTION 12.03. Fractions of Shares.

Notwithstanding anything in this Supplemental Indenture or the Original Indenture to the contrary, no fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Daily VWAP of the Common Stock on the last Trading Day of the relevant Observation Period.

SECTION 12.04. Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows; provided, however, that the Company need not make any adjustments to the Conversion Rate each Holder of the Notes participates (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any the transactions for which the Conversion Rate is otherwise required to be adjusted pursuant to subsections (a) through (e), inclusive, of this Section as if such Holders held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert such Notes:

(a) In case the Company shall exclusively issue shares of Common Stock as a dividend or distribution to holders of Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution, or the effective date of such share split or combination, as the case may be;

CR1 = the Conversion Rate in effect immediately after the 9:00 a.m. New York City time on such Ex-Date or effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately prior to such Ex-Date or effective date, as applicable; and

OS1 = the number of shares of Common Stock outstanding immediately after 9:00 a.m. New York City time on such Ex-Date or effective date, as applicable, after giving effect to such dividend, share split or share combination, as the case may be.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on such Ex-Date or effective date, as applicable. If any dividend or distribution of the type described in this Section 12.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(b) In case the Company shall distribute to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them (for a period of not more than 60 calendar days after the record date for such distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR 0 ×	OS0 + X
OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the Ex-Date for such distribution;

CR1 = the Conversion Rate in effect immediately after 9:00 a.m. New York City time on such Ex-Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to such Ex-Date;

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after 9:00 a.m. New York City time on the Ex-Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the Ex- Date for such distribution had not been fixed.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the applicable 10 consecutive Trading Day period, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company shall, by dividend or otherwise, distribute shares of any class of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights or warrants to acquire the Capital Stock of the Company or other securities, to all or substantially all holders of its Common Stock, excluding:

(i) dividends or distributions and rights or warrants referred to in Section 12.04(a) and Section 12.04(b) above;

(ii) dividends or distributions paid exclusively in cash; and

(iii) Spin-Offs to which the provisions set forth below in this Section 12.04(c) shall apply,

then the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR 0 ×	SP0
SP0 – FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the Ex-Date for such distribution;

CR1 = the Conversion Rate in effect immediately after 9:00 a.m. New York City time on such Ex-Date;

SP0 = the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Ex-Date; and

FMV = the fair market value as determined by the Board of Directors of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock on such Ex-Date.

If “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes has the right to receive, for each $1,000 principal amount of Notes, the amount of Capital Stock, evidences of indebtedness, other assets or property of the Company or rights or warrants to acquire the Capital Stock of the Company or other securities such Holder would have received on account of such distribution has such Holder owned, on the record date for such distribution, a number of shares of Common Stock equal to the Conversion Rate in effect as of the close of business on the Ex-Date for such distribution. If such distribution is not so paid or made (including, without limitation, any deemed termination or expiration of the applicable rights or warrants without exercise by any of the holders thereof pursuant to third immediately succeeding paragraph), the Conversion Rate shall again be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 12.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution.

With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR 0 ×	FMV0 + MP0
MP0

Where,

CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 = the Conversion Rate in effect immediately after 5:00 p.m. New York City time on the last Trading Day of the Valuation Period;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period (the “Valuation Period”) beginning on, and including, the effective date of such Spin-Off; and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Such adjustment shall become effective immediately after 5:00 p.m. New York City time on the last Trading Day of such Valuation Period, provided, however, that, solely for purposes of determining the Conversion Rate applicable to a conversion of Notes whose Conversion Date falls within such Valuation Period, references to the 10 consecutive Trading Days of the Valuation Period shall be deemed replaced with the period that begins on, and includes, the effective date of such Spin-Off and ends on, and includes, such Conversion Date.

Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section (and no adjustment to the Conversion Rate under this Section shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants (or any Trigger Event or other event (of the type described in the preceding sentence) with respect to which a distribution is deemed to have occurred) for which an adjustment to the Conversion Rate under this Section was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution to all holders of Common Stock of an amount per share of Common Stock equal to a fraction whose numerator is the aggregate redemption or repurchase price so paid by the Company and whose denominator is the total number of shares of Common Stock outstanding as of the close of business on the date of such payment; and (2) in the case of such rights or warrants shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued or such distribution shall not have been deemed to have been made, as applicable.

For purposes of this subsection (c) and subsections (a) and (b) of this Section, if (A) there shall occur any dividend or distribution of shares of Capital Stock, evidences of indebtedness, other assets or property or rights or warrants requiring an adjustment to the Conversion Rate pursuant to this subsection (c); and (B) such dividend or distribution also includes shares of Common Stock which would, but for clause (i) of this subsection (c), require an adjustment to the Conversion Rate pursuant to subsection (a) of this Section or rights or warrants which would, but for clause (i) of this subsection (c), require an adjustment to the Conversion Rate pursuant to subsection (b) of this Section, then such dividend or distribution shall be deemed instead to be (1) a dividend or distribution of only those shares of Capital Stock, evidences of indebtedness, other assets or property or rights or warrants that would require an adjustment to the Conversion Rate pursuant to this subsection (c) (excluding any such shares of Common Stock or rights or warrants that would require an adjustment pursuant to subsections (a) and (b) of this Section) (and the Conversion Rate shall be adjusted in accordance with subsection (c) on account of such dividend or distribution) followed by (2) a dividend or distribution of such shares of Common Stock or rights or warrants that would require an adjustment pursuant to subsections (a) and (b) of this Section (and the Conversion Rate shall be adjusted in accordance with subsections (a) and (b) of this Section on account of such dividend or distribution); provided, however, that the Ex-Date of the dividend or distribution requiring an adjustment to the Conversion Rate pursuant to this subsection (c) shall be deemed to be the Ex-Date for purposes of the dividend or distribution requiring an adjustment to the Conversion Rate pursuant to subsection (a) or (b) of this Section.

(d) In case the Company shall make any cash dividend or distribution to all or substantially all holders of its Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR 0 ×	SP0
SP0 – C

where,

CR0 = the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after 9:00 a.m. New York City time on such Ex-Date;

SP0 = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding such Ex-Date; and

C = the amount in cash per share the Company distributes to holders its Common Stock.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on such Ex-Date; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SP0 as set forth above, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes shall receive on the date on which such cash dividend is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such holder would have received had such holder owned, on the record date for such dividend or distribution, a number of shares of Common Stock equal to the Conversion Rate, without being required to convert the Notes. If any dividend or distribution that would otherwise require an adjustment to the Conversion Rate pursuant to this Section 12.04(d) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR1 = CR 0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0 = the Conversion Rate in effect immediately prior to 5:00 p.m. New York City time on the effective date of the adjustment;

CR1 = the Conversion Rate in effect immediately after 5:00 p.m. New York City time on the effective date of the adjustment;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (which number shall, for avoidance of doubt, exclude all shares validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer); and

SP1 = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires (the “tender/exchange offer valuation period”).

The adjustment to the Conversion Rate under this Section 12.04(e) will occur immediately after 5:00 p.m. New York City time on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided, however, that solely for purposes of determining the Conversion Rate applicable to a conversion of Notes whose Conversion Date falls within the tender/exchange offer valuation period, references to the 10 consecutive Trading Days of the valuation period shall be deemed replaced with the period that begins on, and includes, the expiration date of such tender or exchange offer and ends on, and includes, such Conversion Date.

Except as provided under this Section 12.04, the Conversion Rate will not be adjusted for the issuance of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. No adjustment to the Conversion Rate shall be made (other than as a result of a share split or share combination) if the application of any of the foregoing formulas would result in a decrease in the Conversion Rate.

For purposes of this Section 12.04 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(f) In addition to those required by subsections (a), (b), (c), (d) and (e) of this Section, and to the extent permitted by applicable law, the Company from time to time may (but is not required to) increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders, pursuant to Section 12.02 of the Original Indenture, a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(g) Without limiting the foregoing, no adjustment to the Conversion Rate need be made

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of March 7, 2008;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid Interest and any Extension Fee.

(h) All calculations and other determinations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The

Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% (1) annually, on the anniversary of the date of this First Supplemental Indenture, (2) upon a Fundamental Change or (3) on the Maturity Date (and on each Trading Day of the 20 Trading Day Observation Period beginning on the 23rd Scheduled Trading Day prior to the Maturity Date).

(i) Notwithstanding anything herein to the contrary, in the event of an increase in the Conversion Rate pursuant to this Section which is to become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to subsection (e) of this Section (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) delivering, in respect of any Note that is converted with a Conversion Date that is after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or Reference Property deliverable upon such conversion on account of such increase in the Conversion Rate and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12.03. For purposes of this subsection (i), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the date any dividend or distribution of Common Stock, shares of capital stock, evidences of indebtedness, other assets or property or cash is paid or made, the effective date of any share dividend or share split or combination or the date of expiration of any rights or warrants, as applicable, and

(ii) in any case referred to in clause (2) hereof, the date a purchase or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(j) For purposes of this Section, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k) For the avoidance of doubt, if a holder converts Notes prior to the effective date of a Make-Whole Fundamental Change, and such Make-Whole Fundamental Change does not occur, the Holder shall not be entitled to any Additional Shares in connection with such conversion.

(l) If a Note is converted, then as of the close of business on each Trading Day during the Observation Period applicable to such conversion, the Person in whose name any shares of Common Stock are deliverable shall be deemed to be a holder of record of the number of whole shares (if any) of

Common Stock deliverable in respect of such conversion on such Trading Day pursuant to clause (b) of the definition of Daily Settlement Amount; provided, however, that if the Conversion Rate applicable to such conversion is to be increased pursuant to Section 12.01(e) and the Reference Property deliverable on account of such increase shall consist of Capital Stock, then such Person shall in no event be deemed to be a holder of record of such Capital Stock until the later of (i) the close of business on last Trading Day of the such Observation Period and (ii) the Effective Date of the applicable Make-Whole Fundamental Change. On and after the Conversion Date with respect to a conversion of Notes pursuant hereto, all rights of the Holders of such Notes shall terminate, other than the right to receive the consideration deliverable upon conversion of such Notes as provided herein. A Holder of a Note is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Note and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, such Holder receives such shares of Common Stock or is deemed, pursuant to the first sentence of this Section 12.04(l), to be a holder of record of such shares of Common Stock, as applicable.

(m) Whenever any provision of this Supplemental Indenture requires a calculation of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which such calculation is to be calculated.

(n) If, in connection with any adjustment to the Conversion Rate pursuant to this Section 12.04, a Holder shall be deemed for U.S. federal tax purposes to have received a distribution, the Company may set off any withholding tax (including backup withholding taxes or withholding taxes on payments to foreign persons) it reasonably believes it is required to collect with respect to any such deemed distribution against any future or other outstanding payment of cash and Common Stock on the Notes (or, where applicable, against any payment with respect to its Common Stock).

SECTION 12.05. Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted as herein provided:

(a) the Company shall compute the adjusted Conversion Rate in accordance with Section 12.04 and shall prepare a certificate signed by the Chief Financial Officer or Treasurer or Assistant Treasurer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and

(b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be provided by the Company to all Holders in accordance with Section 12.02 of the Original Indenture.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.

SECTION 12.06. Company to Reserve Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Notes.

SECTION 12.07. Taxes on Conversions.

Except as provided in the next sentence, the Company shall pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 12.08. Certain Covenants.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, per share of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be duly authorized, fully paid and non-assessable by the Company.

(a) The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange, the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.

SECTION 12.09. Cancellation of Converted Notes.

All Notes delivered for conversion shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 2.12 of the Original Indenture.

SECTION 12.10. Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.

(a) If any of the following events occur: (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination); (ii) any consolidation, merger or combination involving the Company, or (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety, or any statutory share exchange, in each case of clauses (i) through (iii) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (a “Merger Event”), then at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that the right to convert each $1,000 principal amount of Notes shall thereafter be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have been entitled to receive (the “Reference Property”) on account of such Merger Event. If the Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes shall be convertible pursuant to the immediately preceding sentence shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election. Notwithstanding anything in this Section to the contrary, at and after the effective time of the Merger Event, the principal return payable upon conversion of the Notes will continue to be payable in cash (instead of Reference Property), and the Company or the surviving entity will continue to have the option of delivering cash in lieu of any daily excess as provided pursuant to clause (b) of the definition of Daily Settlement Amount, except that the Daily Conversion Value shall be calculated based on the value of the Reference Property.

(b) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 12.10. None of the provisions of this Section 12.10 shall affect the right of a holder of Notes to convert its Notes in accordance with the provisions of this Article 12 prior to the effective date of the Merger Event. Any supplemental indenture entered into pursuant to this Section 12.10 shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12 in the judgment of the Board of Directors of the board of directors of the successor Person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a corporation other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other corporation.

(c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder pursuant to Section 12.02 of the Original Indenture within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. This Section 12.10 shall similarly apply to successive Merger Events.

SECTION 12.11. Responsibility of Trustee for Conversion Provisions.

Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 12.

ARTICLE 13

DISCHARGE

SECTION 13.01. Discharge of Liability on Notes.

When (1) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled or (2) all the Notes not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Observation Periods have elapsed) and the Company shall deliver to the Holders cash or a combination of cash and shares of Common Stock or Reference

Property, as applicable, sufficient to pay all amounts owing in respect of all Notes (other than any Notes which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Maturity Date, Fundamental Change Purchase Date or otherwise, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all Notes (other than any Notes which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest accrued and unpaid to the Maturity Date, Fundamental Change Purchase Date or other such date, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this First Supplemental Indenture with respect to the Notes shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this First Supplemental Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 13.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this First Supplemental Indenture with respect to the Notes; however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this First Supplemental Indenture with respect to the Notes.

SECTION 13.02. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this First Supplemental Indenture with respect to the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this First Supplemental Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 13.03. Officers’ Certificate; Opinion of Counsel.

Upon any application or demand by the Company to the Trustee to take any action under Section 13.01, the Company shall furnish to the Trustee an Officers’ Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this First Supplemental Indenture relating to the proposed action have been complied with.

ARTICLE 14

REPURCHASE OF NOTES

SECTION 14.01. Right to Require Repurchase upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is an integral multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days and not more than 45 calendar days after the date of the Fundamental Change Purchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (unless the Fundamental Change Purchase Date with respect to a Note falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay, on such Interest Payment Date, the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record of such Note at the close of business on such Regular Record Date, and the Holder that submits such Note for repurchase shall not be entitled to such accrued and unpaid interest unless such Holder was the Holder of record at the close of business on such Regular Record Date) (the “Fundamental Change Purchase Price”).

Repurchases of Notes under this Section shall be made, at the option of the Holder thereof, upon delivery of the following to the Trustee (or other Paying Agent appointed by the Company) prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law:

(i) a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Note; and

(ii) the Notes (either by physical delivery or by book-entry transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

The Fundamental Change Purchase Notice shall state:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this First Supplemental Indenture;

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

If a Holder has duly delivered a Fundamental Change Purchase Notice with respect to a Note, then the Company shall cause the Fundamental Change Purchase Price to be paid to such Holder promptly following the later of (I) the Fundamental Change Purchase Date; (II) the time of the book-entry transfer or delivery of the Note; and (III) the third Business Day following the date such Note and Fundamental Change Purchase Notice are duly delivered to the Company.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section.

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b) After the occurrence of a Fundamental Change, but on or before the 30th calendar day after the effective date of such Fundamental Change, the Company shall, pursuant to Section 12.02 of the Original Indenture, provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Purchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Purchase Right Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in the City of New York or on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Purchase Right Notice shall specify (if applicable):

(i) the events causing the Fundamental Change and whether such Fundamental Change also constituted a Make-Whole Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the Fundamental Change Purchase Date and the last date on which a Holder may exercise the repurchase right;

(iv) the Fundamental Change Purchase Price;

(v) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vi) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate made or to be made on account of such Fundamental Change;

(vii) that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of this First Supplemental Indenture; and

(viii) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section.

(c) A Fundamental Change Purchase Notice with respect to a Note may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Purchase Right Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date, specifying:

(i) if such Note is a certificated Notes, the certificate number of the withdrawn Note,

(ii) the principal amount of the withdrawn Note, which must be $1,000 or an integral multiple thereof, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

(d) At or prior to 10:00 a.m., London, England time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or, if the Company or an Affiliate is acting as the own Paying Agent, set aside, segregate and hold in trust as provided in 2.06 of the Original Indenture) an amount of money sufficient to repurchase on the Fundamental Change Purchase Date all of the Notes to be repurchased on such date at the Fundamental Change Purchase Price.

(e) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Purchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Purchase Date, then on and after the Fundamental Change Purchase Date (i) such Notes shall cease to be outstanding, (ii) interest shall cease to accrue on such Notes, and (iii) all other rights of the Holders of such Notes shall terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Purchase Price upon delivery of the Notes.

(f) Notwithstanding anything in this Article 14 to the contrary, no Notes shall be purchased pursuant to this Article 14 if there has occurred and is continuing an Event Of Default (other than an Event Of Default that is cured by the payment of the Fundamental Change Purchase Price of the Notes).

ARTICLE 15

MISCELLANEOUS

SECTION 15.01. Liability of Incorporators, Stockholders, Etc.

No recourse for the payment of the principal of, or accrued and unpaid interest on, any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Supplemental Indenture or in the Original Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance of any Note and as part of the consideration for the issue thereof, expressly waived and released.

SECTION 15.02. Calculations.

Except as otherwise specifically provided in this Supplemental Indenture or the Original Indenture, the Company shall be responsible for making all calculations called for under the Notes. Absent manifest error, such calculations shall be final and binding on Holders of Notes.

SECTION 15.03. Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

SECTION 15.04. Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder Of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Christopher Biedermann
Name:	Christopher Biedermann
Title:	Vice President and Chief Financial Officer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Jason Blondell
Name: Jason Blondell
Title: Authorised Signatory

SCHEDULE A

The following table sets forth the “Stock Price,” “Effective Date” and number of Additional Shares by which the Conversion Rate for the 3.00% Convertible Senior Notes due 2013 shall be increased in connection with a Make-Whole Fundamental Change as provided in the Indenture:

	Stock Price
Effective Date	$53.31	$65.00	$80.00	$95.00	$110.00	$125.00	$140.00	$155.00	$170.00	$185.00	$200.00
March 7, 2008	4.0456	3.2860	2.2049	1.5754	1.1801	0.9169	0.7331	0.5995	0.4993	0.4219	0.3608
March 15, 2009	4.0456	3.2377	2.1017	1.4588	1.0668	0.8130	0.6404	0.5180	0.4279	0.3595	0.3062
March 15, 2010	4.0456	3.1103	1.9188	1.2721	0.8950	0.6615	0.5091	0.4050	0.3308	0.2760	0.2340
March 15, 2011	4.0456	2.8383	1.6012	0.9757	0.6390	0.4469	0.3309	0.2569	0.2072	0.1719	0.1457
March 15, 2012	4.0456	2.2823	1.0315	0.4989	0.2668	0.1616	0.1107	0.0838	0.0680	0.0576	0.0499
March 15, 2013	4.0456	0.7837	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000